Exhibit 99.1

Contact: Charity Frantz
January 20, 2022	570-724-0225
charityf@cnbankpa.com

C&N DECLARES DIVIDEND AND ANNOUNCES FOURTH QUARTER 2021 UNAUDITED FINANCIAL RESULTS

For Immediate Release:

Wellsboro, PA – Citizens & Northern Corporation (“C&N”) (NASDAQ: CZNC) announced its most recent dividend declaration and its unaudited, consolidated financial results for the three-month and annual periods ended December 31, 2021. Brad Scovill, President and CEO, said “C&N delivered a strong fourth quarter performance and record net income for 2021 of $30.6 million. These results were supported by our relationship-based business model and recent acquisitions, as well as the government’s response to COVID-19 and subsequent economic rebound.”

Dividend Declared

On January 20, 2022, C&N’s Board of Directors declared a regular quarterly cash dividend of $0.28 per share. The dividend is payable on February 11, 2022 to shareholders of record as of January 31, 2022.

Unaudited Financial Information

Net income was $0.46 per diluted share in the fourth quarter 2021, down from $0.47 in the third quarter 2021 and up $0.03 from $0.43 in the fourth quarter 2020. For the year ended December 31, 2021, net income per diluted share was $1.92, up from $1.30 per share for the year ended December 31, 2020.

As described below, earnings of $0.46 per share for the fourth quarter 2021 were 11.5% lower than fourth quarter 2020 non-U.S. generally accepted accounting principles (U.S. GAAP) earnings per share of $0.52 as adjusted to exclude the impact of merger-related expenses and loss on prepayment of borrowings. For the year ended December 31, 2021, earnings of $1.92 per share were 6.7% higher than the year ended December 31, 2020 non-U.S. GAAP earnings per share of $1.80 as adjusted to exclude the impact of merger-related expenses and loss on prepayment of borrowings. Effective July 1, 2020, C&N acquired Covenant Financial, Inc. (“Covenant”). C&N incurred pre-tax merger-related expenses related to the Covenant transaction of $7.7 million for the year ended December 31, 2020, including expenses totaling $0.2 million in the fourth quarter 2020. In the fourth quarter 2020, C&N incurred a pre-tax loss of $1.6 million on prepayment of long-term borrowings (Federal Home Loan Bank of Pittsburgh advances) with outstanding balances totaling $48.0 million. The borrowings included several advances maturing in 2022 through 2024 with a weighted-average interest rate of 1.77% and a weighted-average duration of 2.3 years.

The following table provides a reconciliation of C&N’s unaudited earnings results under U.S. GAAP to comparative non-U.S. GAAP results excluding merger-related expenses and loss on prepayment of borrowings. Management believes disclosure of unaudited earnings results for the periods presented, adjusted to exclude the impact of these items, provides useful information to investors for comparative purposes.

RECONCILIATION OF UNAUDITED U.S. GAAP NET INCOME AND

DILUTED EARNINGS PER SHARE TO NON-U.S. GAAP MEASURE

(Dollars In Thousands, Except Per Share Data)

(Unaudited)

	4th Quarter 2021				4th Quarter 2020
	Income			Diluted	Income			Diluted
	Before			Earnings	Before			Earnings
	Income	Income		per	Income	Income		per
	Tax	Tax	Net	Common	Tax	Tax	Net	Common
	Provision	Provision	Income	Share	Provision	Provision	Income	Share
Earnings Under U.S. GAAP	$8,985	$1,677	$7,308	$0.46	$8,251	$1,481	$6,770	$0.43
Add: Merger-Related Expenses (1)	0	0	0		182	38	144
Add: Loss on Prepayment of Borrowings (1)	0	0	0		1,636	344	1,292
Adjusted Earnings (Non-U.S. GAAP)	$8,985	$1,677	$7,308	$0.46	$10,069	$1,863	$8,206	$0.52

	Year Ended December 31, 2021				Year Ended December 31, 2020
	Income			Diluted	Income			Diluted
	Before			Earnings	Before			Earnings
	Income	Income		per	Income	Income		per
	Tax	Tax	Net	Common	Tax	Tax	Net	Common
	Provision	Provision	Income	Share	Provision	Provision	Income	Share
Earnings Under U.S. GAAP	$37,687	$7,133	$30,554	$1.92	$23,212	$3,990	$19,222	$1.30
Add: Merger-Related Expenses (1)	0	0	0		7,708	1,574	6,134
Add: Loss on Prepayment of Borrowings (1)	0	0	0		1,636	344	1,292
Adjusted Earnings (Non-U.S. GAAP)	$37,687	$7,133	$30,554	$1.92	$32,556	$5,908	$26,648	$1.80

(1)	Income tax has been allocated based on a marginal income tax rate of 21%. The effect on the income tax provision is adjusted for the estimated nondeductible portion of the expenses. Merger-related expenses are for the Covenant Financial, Inc. (“Covenant”) acquisition completed on July 1, 2020.

Additional highlights related to C&N’s fourth quarter and annual unaudited U.S. GAAP earnings results as compared to the third quarter 2021 and comparative periods of 2020 are presented below.

Fourth Quarter 2021 as Compared to Third Quarter 2021

Net income was $7,308,000, or $0.46 per diluted share, for the fourth quarter 2021 as compared to $7,399,000, or $0.47 per diluted share, in the third quarter 2021.

●	Net interest income totaled $19,716,000 in the fourth quarter 2021, up $257,000 from the third quarter. The net interest rate spread increased 0.06%, as the average yield on earning assets increased 0.04% to 3.93% while the average rate on interest-bearing liabilities decreased 0.02% to 0.41%. The net interest margin was 3.65% in the fourth quarter 2021, up from 3.59% in the third quarter. Total interest and fees from loans originated under the U.S. Small Business Administration (SBA) Paycheck Protection Program (PPP) were $1,644,000 in the fourth quarter 2021, a slight increase from the third quarter 2021 total of $1,639,000. Income from PPP loans included fees recognized upon the SBA’s repayment of loans tied to the forgiveness of the underlying borrowers. Accretion and amortization of purchase accounting adjustments had a net positive impact on net interest income of $431,000 in the fourth quarter 2021 as compared to a net positive impact of $563,000 in the third quarter 2021.

●	The provision for loan losses was $1,128,000 in the fourth quarter 2021, a decrease in expense of $402,000 from the third quarter 2021 provision of $1,530,000. The fourth quarter provision included a net charge of $148,000 related to specific loans (net charge-offs of $291,000 offset by a net decrease in specific allowances on loans of $143,000), and an increase of $980,000 in the collectively determined portion of the allowance. The increase in the collectively determined portion of the allowance reflected the impact of an increase in volume of commercial loans, excluding PPP loans. In the fourth quarter 2021, C&N recorded a partial charge-off of $269,000 on a commercial loan for which a partial charge-off of $1,194,000 was recorded in the third quarter. At December 31, 2021, the outstanding balance on this loan was $1,391,000.

●	Noninterest income of $6,416,000 in the fourth quarter 2021, increased $57,000 from the third quarter 2021 amount. Significant variances included the following:

➢	Trust revenue of $1,980,000 increased $159,000 from the third quarter 2021 total, reflecting the impact of growth in trust assets under management including the impact of market value appreciation.

➢	Other noninterest income of $743,000 increased $78,000 from the third quarter 2021 total, including a $46,000 gain from a sale of land adjacent to a branch facility.

➢	Net gains from sales of loans of $642,000 decreased $155,000 from the third quarter 2021 total, reflecting a reduction in volume of residential mortgage loans sold.

➢	Brokerage and insurance revenue of $468,000 decreased $92,000 from the third quarter 2021 total, due to commissions on lower transaction volume.

●	Noninterest expense of $16,018,000 in the fourth quarter 2021, increased $672,000 from the third quarter 2021 amount. Significant variances included the following:

➢	Salaries and employee benefits of $9,782,000 increased $355,000 from the third quarter 2021 total, including an increase in health care expense of $345,000 due to higher claims on C&N’s partially self-insured plan, partially offset by stock-based compensation expense decreasing $100,000 consistent with an updated comparison of C&N’s earnings performance to that of defined peer groups.

➢	Other noninterest expense of $1,999,000 increased $149,000 from the third quarter 2021 total. Within this category, significant variances included the following:

◾	The provision for credit losses on off balance sheet exposures related to residential mortgage loans sold totaled $85,000, with no corresponding expense in the third quarter. At December 31, 2021, the allowance for credit losses on residential mortgage loans sold was $635,000. There have been no charge-offs associated with residential mortgage loans sold through December 31, 2021.
◾	Other increases include subscription and professional association dues of $31,000, other operational losses of $30,000, other loan losses of $24,000, legal fees and expenses of $23,000, and business development expenses of $22,000.
◾	Gains on other real estate properties totaled $78,000 in the fourth quarter 2021 as compared to net losses of $16,000 in the third quarter.

●	The income tax provision was $1,677,000 for the fourth quarter 2021, up from $1,566,000 for the third quarter 2021. In the third quarter 2021, the provision for state and local income taxes was reduced based on adjustments to apportionment estimates and other factors.

Fourth Quarter 2021 as Compared to Fourth Quarter 2020

As described above, fourth quarter 2021 net income was $7,308,000. In comparison, fourth quarter 2020 net income was $6,770,000, and excluding merger-related expenses, adjusted (non-U.S. GAAP) earnings were $8,206,000. Other significant variances were as follows:

●	Fourth quarter 2021 net interest income of $19,716,000 was $39,000 lower than the fourth quarter 2020 total. Average outstanding loans decreased $115.2 million, including a reduction in average PPP loans of $112.5 million, and average total deposits increased $87.6 million. The net interest margin for the fourth quarter 2021 was 3.65% as compared to 3.76% for the fourth quarter 2020. The average yield on earning assets of 3.93% for the fourth quarter 2021 was down 0.22% from the fourth quarter 2020, while the average rate on interest-bearing liabilities of 0.41% in the fourth quarter 2021 was 0.14% lower than the comparable fourth quarter 2020 average rate. Interest and fees on PPP loans totaled $1,644,000 in the fourth quarter 2021, an increase of $149,000 over the fourth quarter 2020 amount. Accretion and amortization of purchase accounting adjustments had a net positive impact on net interest income of $431,000 in the fourth quarter 2021 as compared to a net positive impact of $1,273,000 in the fourth quarter 2020.

●	The provision for loan losses was $1,128,000 in the fourth quarter 2021 as compared to $620,000 in the fourth quarter 2020. Details concerning the fourth quarter 2021 provision for loan losses were described previously. The fourth quarter 2020 provision included a net charge of $262,000 related to specific loans (increase in specific allowances on loans of $274,000, partially offset by net recoveries of $12,000) and a charge of $358,000 attributable to increases in the collectively determined portion of the allowance for loan losses.

●	Noninterest income of $6,416,000 in the fourth quarter 2021, decreased $149,000 from the fourth quarter 2020 amount. Significant variances included the following:

➢	Net gains from sales of loans of $642,000 decreased $830,000 from the fourth quarter 2020 total, as the volume of residential mortgage loans sold in the fourth quarter 2021 was down from the fourth quarter 2020 level.

➢	Trust revenue of $1,980,000 increased $298,000 from the fourth quarter 2020 total, reflecting the impact of growth in trust assets under management including the impact of market value appreciation.

➢	Service charges on deposit accounts of $1,296,000 increased $191,000 from the fourth quarter 2020 total, as the volume of consumer and business overdraft and other activity increased.

➢	Interchange revenue from debit card transactions of $1,001,000 increased $184,000 from the fourth quarter 2020 total, reflecting increases in transaction volumes~~.~~

➢	Brokerage and insurance revenue of $468,000 increased $103,000 from the fourth quarter 2020 total, due to commissions on higher transaction volume.

●	Noninterest expense of $16,018,000 in the fourth quarter 2021, increased $243,000 from the fourth quarter 2020 amount, excluding merger-related expenses and loss on prepayment of borrowings. Significant variances included the following:

➢	Data processing and telecommunications expense of $1,561,000 increased $204,000 from the fourth quarter 2020 total, including the impact of increases in software licensing and maintenance costs associated with core banking, lending, trust and other functions.

➢	Professional fees of $560,000 increased $133,000 from the fourth quarter 2020 total, including increases in recruiting services and expense related to the annual strategic planning process.

➢	Salaries and employee benefits of $9,782,000 decreased $216,000 from the fourth quarter 2020 total, including a $723,000 decrease in cash-and-stock-based incentive compensation based on updated comparisons of C&N’s earnings performance to that of defined peer groups in both years, partially offset by an increase in health care expense of $436,000 due to higher claims on C&N’s partially self-insured plan.

●	The income tax provision of $1,677,000 for the fourth quarter 2021 increased $196,000 from $1,481,000 for the fourth quarter 2020, reflecting higher pre-tax income.

Year ended December 31, 2021 as Compared to Year Ended December 31, 2020

Net income for the year ended December 31, 2021 was $30,554,000, or $1.92 per diluted share, while net income for the year ended December 31, 2020 was $19,222,000, or $1.30 per share. Excluding the impact of merger-related expenses and loss on prepayment of borrowings, adjusted (non-U.S. GAAP) earnings for the year ended December 31, 2020 would be $26,648,000 or $1.80 per share. Other significant variances were as follows:

●	For the year ended December 31, 2021, net interest income of $77,939,000 was up $10,374,000 over the 2020 total, reflecting growth mainly attributable to the Covenant acquisition that closed July 1, 2020. Average outstanding loans increased $151.7 million, and average total deposits increased $319.0 million. The net interest margin for the year ended December 31, 2021 was 3.69%, unchanged from 2020. Interest and fees on PPP loans totaled $6,530,000 for the year ended December 31, 2021, an increase of $3,606,000 compared to 2020. Accretion and amortization of purchase accounting adjustments had a net positive impact on net interest income of $2,659,000 for the year ended December 31, 2021 as compared to a net positive impact of $3,272,000 in 2020.

●	For the year ended December 31, 2021, the provision for loan losses was $3,661,000, a decrease in expense of $252,000 as compared to $3,913,000 recorded in 2020. In 2021, the provision includes the impact of partial charge-offs totaling $1,463,000 on a commercial loan, as previously discussed. In total, the provision for 2021 included a net charge of $1,324,000 related to specific loans (net charge-offs of $1,509,000 offset by a net decrease in specific allowances on loans of $185,000), an increase of $2,251,000 in the collectively determined potion of the allowance and an $86,000 increase in the unallocated allowance. The increase in the collectively determined portion of the allowance reflected the impact of an increase in volume of commercial loans, excluding PPP loans. In comparison, the provision for loan losses in 2020 included the impact of a $2,219,000 charge-off on one commercial loan.

●	Noninterest income of $25,857,000 for the year ended December 31, 2021, increased $1,513,000 from the total for the year ended December 31, 2020. Significant variances included the following:

➢	Trust revenue of $7,234,000 increased $913,000 reflecting the impact of growth in average trust assets under management including the impact of market value appreciation.

➢	Interchange revenue from debit card transactions of $3,855,000 increased $761,000, reflecting an increase in transaction volumes.

➢	Loan servicing fees, net, of $694,000 increased $755,000 over the 2020 total of negative $61,000 (a decrease in revenue). The net increase reflects growth in volume of residential mortgage loans sold with servicing retained. Further, the fair value of servicing rights decreased $68,000 in 2021 as compared to a reduction in fair value of $576,000 in 2020 mainly due to changes in assumptions related to prepayments of mortgage loans.

➢	Service charges on deposit accounts of $4,633,000 increased $402,000, as consumer and business activity increased.

➢	Brokerage and insurance revenue of $1,860,000 increased $374,000, due to commissions on higher transaction volume.

➢	Other noninterest income totaled $3,580,000, an increase of $225,000 over 2020. Within this category, significant variances included the following:

◾	Income from realization of tax credits was $268,000 higher in 2021 as compared to 2020 due to higher PA Educational Improvement Tax Credit Program donations.
◾	Credit card interchange income increased $144,000 due to higher transaction volume.
◾	Fee income for providing credit enhancement on mortgage loans sold increased $122,000.
◾	Other noninterest income decreased $272,000 as C&N recognized income of $279,000 in the third quarter 2020 from a life insurance arrangement in which benefits were split between C&N and heirs of a former employee.
◾	Dividend income from Federal Home Loan Bank stock decreased $140,000.

➢	Net gains from sales of loans totaled $3,428,000 in 2021, a decrease of $1,975,000 from 2020. The decrease reflects a decrease in volume of mortgage loans sold, resulting mainly from lower refinancing activity and overall market conditions.

●	Noninterest expense of $62,472,000 for the year ended December 31, 2021 increased $6,863,000 from the 2020 total, excluding merger-related expenses and loss on prepayment of borrowings. Significant variances included the following:

➢	Total salaries and wages and benefits expenses increased $4,541,000, reflecting inclusion of the former Covenant operations for twelve months in 2021 as compared to six months in 2020, as well as increases in lending, human resources, information technology and other personnel needed to accommodate growth, and increases in health care expense due to higher claims on C&N’s partially self-insured plan.

➢	Data processing and telecommunications expenses increased $587,000, including the impact of growth related to the Covenant acquisition, increased costs from outsourced support services and other increases in software licensing and maintenance costs.

➢	Professional fees expense increased $551,000, mainly due to increases in recruiting services and PPP loan processing professional fees.

➢	Net occupancy and equipment expense increased $523,000, primarily reflecting an increase due to the Covenant acquisition.

➢	Pennsylvania shares tax expense increased $262,000 reflecting the increase in C&N Bank’s stockholders’ equity.

➢	Automated teller machine and interchange expense increased $202,000 reflecting increased volume of activity.

➢	Other noninterest expense increased $197,000. Within this category, significant variances included the following:

◾	FDIC insurance expense totaled $581,000, an increase of $258,000.
◾	Business development expenses totaled $452,000, an increase of $220,000, due primarily to an increase in public relations expense.

◾	Donations expense increased $208,000, mainly due to an increase in donations associated with the PA Educational Improvement Tax Credit program.
◾	Other increases include legal fees and expenses of $83,000, bank insurance of $56,000, accounting and auditing expense of $51,000, and credit card reward redemption expense of $50,000.
◾	Other operational losses totaled $199,000, a decrease of $405,000, including a reduction in charges related to Trust Department tax compliance and preparation matters.
◾	Gains on other real estate properties totaled $100,000 in 2021 as compared to net losses of $146,000 in 2020.
◾	The allowance for SBA claim adjustments decreased, reflecting more favorable claim results than previously estimated, resulting in a reduction in expense of $236,000 in 2021 as compared to a reduction in expense of $70,000 in 2020.

●	The income tax provision was $7,133,000 for the year ended December 31, 2021, up from $3,990,000 for the year ended December 31, 2020. Pre-tax income was $14,475,000 higher in 2021 as compared to 2020. The effective tax rate was 18.9% for 2021, higher than the 17.2% effective tax rate for 2020. The tax benefit of tax-exempt interest income was 2.4% of pre-tax income in 2021 as compared to a 3.5% benefit in 2020.

Other Information:

Changes in other unaudited financial information are as follows:

●	Total assets amounted to $2,327,648,000 at December 31, 2021, down from $2,354,896,000 at September 30, 2021 and up 4.0% from $2,239,100,000 at December 31, 2020.

●	Net loans outstanding (excluding mortgage loans held for sale) were $1,551,312,000 at December 31, 2021, down from $1,563,008,000 at September 30, 2021 and down 5.0% from $1,632,824,000 at December 31, 2020. Loans outstanding, excluding PPP loans, totaled $1,537,985,000 at December 31, 2021, an increase of $25,005,000 from total loans excluding PPP loans at September 30, 2021. In comparing outstanding balances at December 31, 2021 and 2020, total commercial loans were down $29.4 million (2.9%), including a reduction in PPP loans of $105.4 million and an increase in other commercial loans of $76.0 million, total residential mortgage loans were lower by $50.8 million (8.2%) and total consumer loans were up $0.8 million (5.2%). The outstanding balance of residential mortgage loans originated and serviced by C&N that have been sold to third parties was $334.7 million at December 31, 2021, up $55.9 million (20.0%) from December 31, 2020.

●	To work with clients impacted by COVID-19, C&N offered short-term loan modifications (deferrals) on a case-by-case basis to borrowers throughout most of 2021 and 2020 who were current in their payments prior to modification. These loans were not reported as past due or troubled debt restructurings during the deferral period. At December 31, 2021 and September 30, 2021, there were no loans in deferral status under the program. In comparison, at December 31, 2020, there were 45 loans with an aggregate recorded investment of $44.6 million in deferral status.

●	Total nonperforming assets as a percentage of total assets was 0.94% at December 31, 2021, down from 1.05% at September 30, 2021 and 1.10% at December 31, 2020. Total nonperforming assets were $21.9 million at December 31, 2021, down from $24.6 million at September 30, 2021 and $24.7 million at December 31, 2020.

●	The allowance for loan losses was $13.5 million at December 31, 2021, or 0.87% of total loans as compared to $12.7 million or 0.81% of total loans at September 30, 2021. In 2020 and 2019, C&N recorded performing loans purchased from other financial institutions at fair value. The calculations of fair value included discounts for credit losses, reflecting an estimate of the present value of credit losses based on market expectations. The total allowance for loan losses and the credit adjustment on purchased non-impaired loans at December 31, 2021 was $16.9 million, or 1.08% of total loans receivable and the credit adjustment. The comparative ratios were 1.05% at September 30, 2021 and December 31, 2020.

●	Deposits totaled $1,925,060,000 at December 31, 2021, down from $1,940,141,000 at September 30, 2021, and up 5.7% from $1,820,469,000 at December 31, 2020.

●	Total stockholders’ equity was $301,405,000 at December 31, 2021, up from $299,402,000 at September 30, 2021 and $299,756,000 at December 31, 2020. Within stockholders’ equity, the portion of accumulated other comprehensive income related to available-for-sale debt securities was $4,809,000 at December 31, 2021, down from $6,300,000 at September 30, 2021 and $11,676,000 at December 31, 2020. Fluctuations in accumulated other comprehensive income related to valuations of available-for-sale debt securities have been caused by changes in interest rates.

●	In February 2021, C&N amended its existing treasury stock repurchase program. Under the amended program, C&N is authorized to repurchase up to 1,000,000 shares of the Corporation’s common stock, or 6.25% of the Corporation’s issued and outstanding shares at February 18, 2021. In the fourth quarter 2021, 6,959 shares were repurchased for a total cost of $174,000, at an average price of $24.97 per share. Cumulatively through December 31, 2021, 299,059 shares have been repurchased for a total cost of $7,412,000, at an average price of $24.78 per share.

●	In May 2021, C&N completed a private placement of $25 million of 3.25% Fixed-to-Floating Rate Subordinated Debt due 2031 and $15 million of 2.75% Fixed Rate Senior Unsecured Notes due 2026. The Subordinated Debt qualifies as Tier 2 capital. In June 2021, a portion of the proceeds was used to redeem subordinated debt with par values totaling $8 million. The remaining proceeds are available for general corporate purposes.

●	Citizens & Northern Bank is subject to various regulatory capital requirements. At December 31, 2021, Citizens & Northern Bank maintains regulatory capital ratios that exceed all capital adequacy requirements. Management expects the Bank to remain well-capitalized for the foreseeable future.

●	Trust assets under management by C&N’s Wealth Management Group amounted to $1,232,919,000 at December 31, 2021, up 4.1% from $1,183,900,000 at September 30, 2021 and up 11.8% from $1,103,228,000 at December 31, 2020. Fluctuations in values of assets under management reflect the impact of high recent market volatility.

Citizens & Northern Corporation is the bank holding company for Citizens & Northern Bank, headquartered in Wellsboro, Pennsylvania which operates 30 banking offices located in Bradford, Bucks, Cameron, Chester, Lycoming, McKean, Potter, Sullivan, Tioga, York and Lancaster Counties in Pennsylvania and Steuben County in New York, as well as a loan production office in Elmira, New York. Citizens & Northern Corporation trades on NASDAQ under the symbol “CZNC.” For more information about Citizens & Northern Bank and Citizens & Northern Corporation, visit www.cnbankpa.com.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: the effect of COVID-19 and related events, which could have a negative effect on C&N’s business prospects, financial condition and results of operations, including as a result of quarantines; market volatility; market downturns; changes in consumer behavior; business closures; deterioration in the credit quality of borrowers or the inability of borrowers to satisfy their obligations to C&N (and any related forbearances or restructurings that may be implemented); changes in the value of collateral securing outstanding loans; changes in the value of the investment securities portfolio; effects on key employees, including operational management personnel and those charged with preparing, monitoring and evaluating the companies’ financial reporting and internal controls; declines in the demand for loans and other banking services and products, as well as increases in non-performing loans, owing to the effects of COVID-19 in the markets served by C&N and in the United States as a whole; declines in demand resulting from adverse impacts of the disease on businesses deemed to be “non-essential” by governments and individual customers in the markets served by C&N; or branch or office closures and business interruptions triggered by the disease; changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions caused by factors other than COVID-19; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.